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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   March 30, 2001
                                                 ------------------------------


                              IRT PROPERTY COMPANY
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               (Exact Name of Registrant as Specified in Charter)


          Georgia                               1-7859                             58-1366611
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(State or Other Jurisdiction                 (Commission                          (IRS Employer
      of Incorporation)                      File Number                       Identification No.)


200 Galleria Parkway, Suite 1400, Atlanta, Georgia                     30339
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     (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code     (770) 955-4406
                                                   ----------------------------


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ITEM 5.  OTHER EVENTS.

         Sale of Senior Debt Securities

         On March 30, 2001, IRT Property Company, a Georgia corporation (the
"Company"), completed the sale of $50,000,000 of its 7.77% Fixed Rate Senior
Notes due 2006 (the "Notes") pursuant to the Company's $100,000,000 Medium Term
Note Program (the "MTN Program"). The Notes are unconditionally guaranteed (the
"Guarantees," and, together with the Notes, the "Securities") as to the payment of principal, premium, if any, and interest by each of IRT Partners, L.P., IRT
Capital Corporation II, IRT Management Company and IRT Alabama, Inc. (the
"Guarantors"). The Securities were issued under the Indenture, dated as of September 9, 1998 (as amended and supplemented, the "Indenture"), by and among the Company, the Guarantors and SunTrust Bank, as Trustee.

         The Securities were registered with the Securities and Exchange
Commission (the "Commission") pursuant to the Company's and the Guarantors'
Registration Statement on Form S-3 (File No. 333-53638) (as amended and supplemented, the "Registration Statement"), filed with the Commission on January 12, 2001 and declared effective by the Commission on January 23, 2001.

         Agency Agreement and Terms Agreement

         In connection with the establishment of the MTN Program, the Company and the Guarantors entered into an Agency Agreement, dated as of March 23, 2001
(the "Agency Agreement"), with Credit Suisse First Boston Corporation and
Wachovia Securities, Inc., each as agents (the "Agents"), pursuant to which the Agents agreed to assist the Company in offering and selling securities issued under the MTN Program. The Company and the Guarantors entered into a related
Terms Agreement, dated as of March 27, 2001, with the Agents with respect to the issuance and sale of the Securities.

         Use of Proceeds

         The Company received net proceeds from the sale of the Securities, after expenses, of approximately $49.4 million. The Company intends to use all of the net proceeds for purposes of paying at maturity approximately $49.4 in principal amount of its outstanding 7.45% Senior Notes due April 1, 2001 (the
"7.45% Notes").

         The 7.45% Notes accrue interest at a rate of 7.45% per annum and are due on April 1, 2001. Interest on the 7.45% Notes is payable semi-annually on April 1 and October 1. As of December 31, 2000, approximately $50.0 million aggregate principal amount of the 7.45% Notes was outstanding. Following the application of the net proceeds from the sale of the Securities, the remaining
$600,000 principal amount of, and the accrued interest on, the 7.45% Notes will be paid by the Company from funds on hand and draws under its bank line of credit.


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         Miscellaneous

         The Company is filing this Current Report on Form 8-K to incorporate by reference certain information contained herein and in the exhibits hereto into the Registration Statement. By filing this Current Report on Form 8-K, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a "fundamental change" (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (c)      Exhibits

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
 EXHIBIT
 NUMBER*                                               DESCRIPTION
 -------          --------------------------------------------------------------------------------------
   1.2            Terms Agreement,  dated as of March 27, 2001, by and among IRT Property  Company,  IRT
                  Partners,  L.P.,  IRT Capital  Corporation  II, IRT Management  Company,  IRT Alabama,
                  Inc., Credit Suisse First Boston Corporation and Wachovia Securities, Inc.

  4.16            Specimen Fixed Rate Note (including the Guarantees).

  99.1            Press Release, dated April 2, 2001, announcing the completion of the offering of the
                  Securities.

  99.2            Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3).

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*        The exhibit numbers set forth herein correspond to the exhibit list contained in the Registration Statement.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             IRT PROPERTY COMPANY


Date:   April 2, 2001                        By:    /s/ James G. Levy
                                                -------------------------------
                                                Name:  James G. Levy
                                                Title: Chief Financial Officer